Exhibit 10.83

This exhibit contains forms of agreements used by the company to grant performance-based restricted stock awards to its executive officers under the company’s 2005 Stock Incentive Plan.   Readers should note that these are forms of agreement only and particular agreements with executive officers and directors may contain terms that differ but not in material respects.

RESTRICTED STOCK AWARD AGREEMENT

Name of Grantee (the “Grantee):  __________________________________

Date of Restricted Stock Award (the “Award Date”):   _________________

Number of Shares Covered by Restricted Stock Award (the “Award Shares”):   ________________________

This Restricted Stock Award Agreement (this “Agreement”) is entered into effective on the Date of Restricted Stock Award set forth above (the “Award Date”) by and between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and the Grantee named above (the “Grantee”).

* * *

WHEREAS, the Company has adopted the Amended and Restated 2005 Stock Incentive Plan (the “Plan”) which is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”); and

WHEREAS, pursuant to the Plan, effective on the Award Date the Company granted to Grantee a Restricted Stock Award (the “Award”) covering the number of shares of the Common Stock of the Company (the “Common Stock”) set forth above (the “Award Shares”), and the Company is executing this Agreement with Grantee for the purpose of setting forth the terms and conditions of the Award made by the Committee to Grantee effective on the Award Date;

NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the Company and Grantee agree as follows:

1.	Award of Restricted Shares.
(a)	The Company hereby confirms the grant of the Award to Grantee as of the Award Date. The Award is subject to all of the terms and conditions of this Agreement.
(b)

Promptly after the execution of this Agreement, the Company will cause the transfer agent for the Common Stock or other third-party Plan record keeper designated by the Company (the “Transfer Agent”) to (i) either establish a separate account in its records in the name of Grantee (the “Restricted Stock Account”) and credit the Award Shares to the Restricted Stock Account as of the Award Date or credit the Award Shares to a previously existing Restricted Stock

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Account of Grantee as of the Award Date and (ii) confirm such actions to Grantee electronically or in writing.
2.	Vesting of Award Shares.
(a)

Twenty-five percent (25%) of the Award Shares (rounded to the nearest whole number) automatically will vest in Grantee on each of the first four (4) anniversaries of the Award Date (each such anniversary being referred to in this Agreement as a “Vesting Date”); however, except as otherwise provided in Section 15, no Award Shares will vest in Grantee on a particular Vesting Date unless Grantee has been continuously employed by the Company from the Award Date until such Vesting Date.

(b)

After Grantee has become vested in any of the Award Shares and, if applicable, after the cancellation of certain of the Award Shares as provided for in Section 12(b) has occurred, the Company will instruct the Transfer Agent to remove all restrictions on the transfer, assignment, pledge, encumbrance, or other disposition of the then remaining vested Award Shares in the Restricted Stock Account.  Grantee thereafter may dispose of such remaining vested Award Shares in Grantee's sole discretion, subject to compliance with securities and other applicable laws and Company policies with respect to dispositions of Company stock, and may request the Transfer Agent to electronically transfer such remaining vested Award Shares to an account designated by Grantee free of any restrictions, subject to any applicable administrative requirements of the Transfer Agent.

3.	Employment.

Nothing contained in this Agreement (i) obligates the Company or a Subsidiary to continue to employ Grantee in any capacity whatsoever or (ii) prohibits or restricts the Company or a Subsidiary from terminating the employment of Grantee at any time or for any reason whatsoever.  In the event of a Termination of Employment of Grantee, Grantee will have only the rights set forth in this Agreement with respect to the Award Shares.  For purposes of this Agreement, a “Termination of Employment” of Grantee means the effective time when the employer-employee relationship between Grantee and the Company terminates for any reason whatsoever.  In determining the existence of continuous employment of Grantee by the Company or the existence of an employer-employee relationship between Grantee and the Company for purposes of this Agreement, the term “Company” will include a Subsidiary (as defined in the Plan); and neither a transfer of Grantee from the employ of the Company to the employ of a Subsidiary nor the transfer of Grantee from the employ of a Subsidiary to the employ of the Company or another Subsidiary will be deemed to be a Termination of Employment of Grantee.

4.	Cancellation of Unvested Award Shares.

Subject to the provisions of Section 15, if applicable, upon a Termination of Employment of Grantee, all of the rights and interests of Grantee in any of the Award Shares which have not vested in Grantee pursuant to Section 2 prior to such Termination of Employment of Grantee automatically will completely and forever terminate; and, at the direction of the Company,

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the Transfer Agent will remove from the Restricted Stock Account and cancel all of those unvested Award Shares.

5.	Dividends and Changes in Capitalization.

If at any time that any of the Award Shares have not vested in Grantee the Company declares or pays any ordinary cash dividend, any non-cash dividend of securities or other property or rights to acquire securities or other property, any liquidating dividend of cash or property, or any stock dividend or there occurs any stock split or other change in the character or amount of any of the outstanding securities of the Company, then in such event any and all cash and new, substituted, or additional securities or other property relating or attributable to those unvested Award Shares immediately and automatically will become subject to this Agreement, will be delivered to the Transfer Agent or to an independent Escrow Agent selected by the Company to be held by the Transfer Agent or such Escrow Agent pursuant to the terms of this Agreement (including but not limited to the provisions of Sections 2, 4, and 8), and will have the same status with respect to vesting and transfer as the unvested Award Shares upon which such dividend was paid or with respect to which such new, substituted, or additional securities or other property was distributed. No interest will accrue on any cash or cash equivalents received by the Transfer Agent or such Escrow Agent pursuant to the first sentence of this Section 5. Grantee and the Company agree that the provisions of this Section 5 amend, supersede and/or replace any conflicting provisions contained in any Restricted Stock Award Agreements between the Company and Grantee covering Restricted Stock Awards previously granted to Grantee by the Company.

6.	Representations of Grantee.

Grantee hereby represents and warrants to the Company as follows:

(a)

Grantee has full legal power, authority, and capacity to execute and deliver this Agreement and to perform Grantee's obligations under this Agreement; and this Agreement is a valid and binding obligation of Grantee, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)	Grantee is aware of the public availability on the Internet at www.sec.gov of the Company's periodic and other filings made with the United States Securities and Exchange Commission.
(c)	Grantee has received a copy of the Plan.

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7.	Representations and Warranties of the Company.

The Company hereby represents and warrants to Grantee as follows:

(a)

The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement, to issue the Award Shares to Grantee, and to perform its obligations under this Agreement.

(b)

The execution and delivery of this Agreement by the Company have been duly and validly authorized; and all necessary corporate action has been taken to make this Agreement a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)	When issued to Grantee as provided for in this Agreement, the Award Shares will be duly and validly issued, fully paid, and non-assessable.
8.	Restriction on Sale or Transfer of Award Shares.

None of the Award Shares that have not vested in Grantee pursuant to Section 2 (and no beneficial interest in any of such Award Shares) may be sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in any way by anyone (including a transfer by operation of law); and any attempt to make any such sale, transfer, assignment, pledge, encumbrance, or other disposition will be null and void and of no effect.

9.	Enforcement.

The Company and Grantee acknowledge that the Company's remedy at law for any breach or violation or attempted breach or violation of the provisions of Section 8 will be inadequate and that, in the event of any such breach or violation or attempted breach or violation, the Company will be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which the Company may be entitled.

10.	Violation of Transfer Provisions.

Neither the Company nor the Transfer Agent will be required to transfer on the stock records of the Company maintained by either of them any Award Shares which have been sold, transferred, assigned, pledged, encumbered, or otherwise disposed of by anyone in violation of any of the provisions of this Agreement or to treat as the owner of such Award Shares or accord the right to vote or receive dividends to any purported transferee or pledgee to whom such Award Shares have been sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in violation of any of the provisions of this Agreement.

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11.	Section 83(b) Election.

Grantee has the right to make an election pursuant to Treasury Regulation § 1.83-2 with respect to the Award Shares and, if Grantee makes such election, promptly will furnish to the Company a copy of the form of election Grantee has filed with the Internal Revenue Service for such purpose and evidence that such an election has been made in a timely manner.

12.Withholding.

(a)  Upon Grantee's making of the election referred to in Section 11 with respect to any of the Award Shares, Grantee will pay to or provide for the payment to or withholding by the Company of all amounts which the Company is required to withhold from Grantee's compensation for federal, state, or local tax purposes by reason of or in connection with such election.  Notwithstanding any provision of this Agreement to the contrary, neither the Company nor the Transfer Agent shall be obligated to release from the Restricted Stock Account any of the Award Shares with respect to which Grantee has made such election and which have vested in Grantee until Grantee's obligations under this Section 12 have been satisfied.

(b)  Upon the vesting in Grantee of any of the Award Shares as to which the election referred to in Section 11 was not made by Grantee, the Company will compute as of the applicable vesting date the amounts which the Company is required to withhold from Grantee's compensation for federal, state, or local tax purposes by reason of or in connection with such vesting, based upon the Fair Market Value (as defined in the Plan) of those Award Shares.  After making such computation, the Company will direct the Transfer Agent to remove from the Restricted Stock Account and cancel that number of the Award Shares whose Fair Market Value (as defined in the Plan) as of the applicable vesting date is equal to the aggregate of such amounts required to be withheld by the Company; provided, that for such purpose the number of Award Shares to be removed from the Restricted Stock Account and cancelled will be rounded up to the nearest whole Award Share.  After the actions prescribed by the preceding provisions of this Section 12(b) have been taken, the Company when required by law to do so will pay to the applicable tax authorities in cash the amounts required to have been withheld from Grantee's compensation by reason of or in connection with the vesting referred to in the first sentence of this Section 12(b), with any excess amount resulting from such rounding being treated as federal income tax withholding; and Grantee will have (i) no further obligation with respect to such amounts required to be withheld and (ii) no further rights or interests in the Award Shares withdrawn from the Restricted Stock Account and cancelled pursuant to this Section 12(b), unless the Company has miscomputed such amounts or the number of such Award Shares.

13.Voting and Other Stockholder Rights.

Grantee will have the right to vote with respect to all of the Award Shares which are outstanding and credited to the Restricted Stock Account as of a record date for determining stockholders of the Company entitled to vote, whether or not such Award Shares are vested in Grantee as of such record date.  Except as expressly limited or restricted by this Agreement and except as otherwise provided in this Agreement, Grantee will have all of the other rights of a stockholder of the Company with respect to all of the Award Shares which are outstanding and

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credited to the Restricted Stock Account at a particular time, whether or not such Award Shares are vested in Grantee at such time.

14.Application of Plan.

The relevant provisions of the Plan relating to Restricted Stock Awards and the authority of the Committee under the Plan will be applicable to this Agreement to the extent that this Agreement does not otherwise expressly address the subject matter of such provisions.

15.Change of Control.

(a)Notwithstanding the provisions of Sections 2 and 4, all Award Shares which have not previously vested in Grantee pursuant to Section 2 automatically will vest in Grantee upon an involuntary (on the part of Grantee) Termination of Employment of Grantee without Cause after the occurrence of a Change of Control.

(b)	For purposes of this Agreement, a "Change of Control" will be deemed to have occurred upon the happening of any of the following events:
(i)

The Company is merged or consolidated into another corporation or entity, and immediately after such merger or consolidation becomes effective the holders of a majority of the outstanding shares of voting capital stock of the Company immediately prior to the effectiveness of such merger or consolidation do not own (directly or indirectly) a majority of the outstanding shares of voting capital stock or other equity interests having voting rights of the surviving or resulting corporation or other entity in such merger or consolidation;

(ii)

any person, entity, or group of persons within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") and the rules promulgated thereunder becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the outstanding voting capital stock of the Company;

(iii)

the Common Stock of the Company ceases to be publicly traded because of an issuer tender offer or other "going private" transaction (other than a transaction sponsored by the then current management of the Company);

(iv)	the Company dissolves or sells or otherwise disposes

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of all or substantially all of its property and assets (other than to an entity or group of entities which is then under common majority ownership (directly or indirectly) with the Company);

(v)

in one or more substantially concurrent transactions or in a series of related transactions, the Company directly or indirectly disposes of a portion or portions of its business operations (collectively, the "Sold Business") other than by ceasing to conduct the Sold Business without its being acquired by a third party (regardless of the entity or entities through which the Company conducted the Sold Business and regardless of whether such disposition is accomplished through a sale of assets, the transfer of ownership of an entity or entities, a merger, or in some other manner) and either (i) the fair market value of the consideration received or to be received by the Company for the Sold Business is equal to at least fifty percent (50%) of the market value of the outstanding Common Stock of the Company determined by multiplying the average of the closing prices for the Common Stock of the Company on the thirty (30) trading days immediately preceding the date of the first public announcement of the proposed disposition of the Sold Business by the average of the numbers of outstanding shares of Common Stock on such thirty (30) trading days or (ii) the revenues of the Sold Business during the most recent four (4) calendar quarters ended prior to the first public announcement of the proposed disposition of the Sold Business represented fifty percent (50%) or more of the total consolidated revenues of the Company during such four (4) calendar quarters; or

(6)

during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors of the Company, unless the election or nomination for election of each new director of the Company who took office during such period was approved by a vote of at least seventy-five percent (75%) of the directors of the Company still in office at the time of such election or

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nomination for election who were directors of the Company at the beginning of such period.

(c)Definition of "Cause".  For purposes of this agreement, "Cause" will mean only (i) Grantee's confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty, (ii) Grantee's certification of materially inaccurate financial or other information pertaining to the Company or a Subsidiary (as defined in the Plan) with actual knowledge of such inaccuracies on the part of Grantee, (iii) Grantee's refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or a Subsidiary (as defined in the Plan) unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel, (iv) Grantee's excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without a reasonable justification and failure on the part of Grantee to cure such absenteeism within twenty (20) days after Grantee's receipt of a written notice from the Board or the Chief Executive officer of the Company setting forth the particulars of such absenteeism, (v) material failure by Grantee to comply with a lawful directive of the Board or the Chief Executive Officer of the Company and failure to cure such non-compliance within twenty (20) days after Grantee's receipt of a written notice from the Board or the Chief Executive Officer of the Company setting forth in reasonable detail the particulars of such non-compliance, (vi) a material breach by Grantee of any of Grantee's fiduciary duties to the Company or a Subsidiary (as defined in the Plan) and, if such breach is curable, Grantee's failure to cure such breach within twenty (20) days after Grantee's receipt of a written notice from the Board or the Chief Executive Officer of the Company setting forth in reasonable detail the particulars of such breach, (vii) willful misconduct or fraud on the part of Grantee in the performance of his duties as an employee of the Company or a Subsidiary (as defined in the Plan), or (viii) any other "cause" as defined in any existing employment agreement between the Company and Grantee.

(d)Grantee acknowledges that Grantee has an Employment Agreement with the Company that is in full force and effect.  That Employment Agreement contains provisions which specify certain limitations on the economic and other benefits that may be conferred upon Grantee upon a termination of employment (under certain conditions) after a Change in Control of the Company.  More specifically, the Employment Agreement provides for the limitation of payments (including but not limited to the vesting of unvested Award Shares) that would result in the imposition of a tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on "excess parachute payments" (as defined in Section 280G of the Code) received or receivable by Grantee, all as further defined in the Employment Agreement.  Grantee agrees that any acceleration of vesting of Award Shares pursuant to this Section 15 is strictly governed by and subject to the provisions of the Employment Agreement relating to Restricted Stock Award Adjustments and that some or all unvested Award Shares that would otherwise vest upon a qualifying termination after a Change in Control may not vest.

(e)If the employment of Grantee by the Company terminates without Cause after a Change of Control as a result of a Constructive Termination, as defined in a then existing employment agreement (if any) between the Company and Grantee, and all preconditions to the effectiveness of such a Constructive Termination contained in such then existing employment

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agreement (if any) have been satisfied, then for purposes of Section 15(a) such termination of Grantee's employment will be deemed to be "an involuntary (on the part of Grantee) Termination of Employment of Grantee without Cause after the occurrence of a Change of Control", and the provisions of Section 15(a) will apply.

16.	General Provisions.
(a)

No Assignments.   Grantee may not sell, transfer, assign, pledge, encumber, or otherwise dispose of any of Grantee's rights or obligations under this Agreement without the prior written consent of the Company; and any such attempted sale, transfer, assignment, pledge, encumbrance, or other disposition will be void.

(b)

Notices.  All notices, requests, consents, and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given and made upon personal delivery to the person for whom such item is intended (including by a reputable overnight delivery service which will be deemed to have effected personal delivery) or upon deposit, postage prepaid, registered or certified mail, return receipt requested, in the United States mail as follows:

(i)if to Grantee, addressed to Grantee at Grantee's address shown on the stockholder records maintained by the Transfer Agent or at such other address as Grantee may specify by written notice to the Transfer Agent, or

(ii)if to the Company, addressed to the Chief Financial Officer of the Company at the principal office of the Company or at such other address as the Company may specify by written notice to Grantee.

Each such notice, request, consent, and other communication will be deemed to have been given upon receipt thereof as set forth above or, if sooner, three (3) business days after deposit as described above. An address for purposes of this Section 16(b) may be changed by giving written notice of such change in the manner provided in this Section 16(b) for giving notice. Unless and until such written notice is received, the addresses referred to in this Section 16(b) will be deemed to continue in effect for all purposes of this Agreement.

(c)	Choice of Law. This Agreement will be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.
(d)

Severability.  The Company and Grantee agree that the provisions of this Agreement are reasonable and will be binding and enforceable in accordance with their terms and, in any event, that the provisions of this Agreement will be enforced to the fullest extent permitted by law.  If any provision of this Agreement for any reason is adjudged to be unenforceable or invalid, then such unenforceable or invalid provision will not affect the enforceability or validity of the remaining provisions of this Agreement, and the Company and Grantee agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect will be as close as possible to the unenforceable or invalid provision.

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(e)

Parties in Interest.  All of the terms and provisions of this Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective heirs, personal representatives, successors, and assigns of the Company and Grantee; provided, that the provisions of this Section 16(e) shall not authorize any sale, transfer, assignment, pledge, encumbrance, or other disposition of the Award Shares which is otherwise prohibited by this Agreement.

(f)

Modification, Amendment, and Waiver.  No modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or Grantee unless such modification, amendment, or waiver (i) is in writing, (ii) is signed by the party sought to be bound by such modification, amendment, or waiver, (iii) states that it is intended to modify, amend, or waive a specific provision of this Agreement, and (iv) in the case of the Company, has been authorized by the Committee.  However, Grantee acknowledges and agrees that the Committee, in the exercise of its sole discretion and without Grantee's consent, may modify or amend this Agreement in any manner and delay either the payment of any amounts payable pursuant to this Agreement or the release of any Award Shares which have vested pursuant to this Agreement to the minimum extent necessary to satisfy the requirements of Section 409A of the Code; and the Company will provide Grantee with notice of any such modification or amendment.  The failure of the Company or Grantee at any time to enforce any of the provisions of this Agreement is not to be construed as a waiver of such provisions and will not affect the right of the Company or Grantee thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(g)

Integration.  This Agreement constitutes the entire agreement of the Company and Grantee with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, and agreements, written or oral, with respect to such subject matter.

(h)	Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
(i)

Counterparts.  This Agreement may be executed in counterparts with the same effect as if both the Company and Grantee had signed the same document.  All such counterparts will be deemed to be an original, will be construed together, and will constitute one and the same instrument.

(j)

Further Assurances.  The Company and Grantee agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement.  The Company and Grantee also agree to execute and deliver such additional documents and to take such further actions as reasonably may be necessary or desirable to carry out the purposes and intent of this Agreement.

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IN WITNESS WHEREOF, the Company and Grantee have executed this Restricted Stock Award Agreement on the dates set forth below, effective on the Award Date.

COMPANY:  GRANTEE:

CSG SYSTEMS INTERNATIONAL, INC.,

a Delaware corporation

By:   Date:

Title: President and Chief Executive Officer

Date:

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